SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 25, 2002

                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                    0-12957              22-2372868
(State or other jurisdiction of      (Commission           (IRS Employer
        incorporation)              File Number)          Identification)


                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (732) 980-4500



                                       NA
          (Former name or former address, if changed since last report

Item 5. Other Events

     On February 25, 2002, Enzon, Inc. (the "Company") announced the appointment of Robert Parkinson, Jr. to its Board of Directors.

     Last year, Mr. Parkinson retired from Abbott Laboratories ("Abbott"), where he served as Abbott's President and Chief Operating Officer and served on its Board of Directors. Prior to his most recent role with Abbott, Mr. Parkinson served as Executive Vice President, responsible for overseeing Abbott's international operations for pharmaceutical, hospital and nutritional products, as well as the U.S.-based Ross Laboratories division.

     Mr. Parkinson joined Abbott in 1976 and over a distinguished 25-year career he served in numerous management capacities, including President, International Division; President, Chemical and Agricultural Products Division; and Corporate Vice President European Operations, International Division.

     Mr. Parkinson currently serves as Chairman of the Board of GeneProt Inc., a privately held biotechnology company with operations in Geneva, Switzerland and North Brunswick, New Jersey. He also serves on the board of directors of Northwestern Memorial Hospital.

     Mr. Parkinson earned both a bachelor's degree and a master's degree in business administration from Loyola University of Chicago.

     Except for the historical information herein, the matters discussed in this 8-K include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors, which are described in the Company's Form 10-K, Form 10-Q's and Form 8-K's on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for indications and expanded indications, market acceptance of and continuing demand for the Company's products and the impact of competitive products and pricing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2002

                                                    ENZON, INC.
                                      ----------------------------------------
                                                   (Registrant)



                                 By:  /s/ KENNETH J. ZUERBLIS
                                      ----------------------------------------
                                      Kenneth J. Zuerblis
                                      Vice President, Finance, Chief Financial
                                       Officer and Corporate Secretary